Exhibit 9

                        ALLSTATE LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta                           Please direct reply to:
Vice President, Secretary                    Post Office Box 3005
and General Counsel                          Northbrook, Illinois 60065-3005

                                December 31, 2002

TO:     ALLSTATE LIFE INSURANCE COMPANY
        NORTHBROOK, ILLINOIS 60062

FROM:   MICHAEL J. VELOTTA
        VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:     FORM N-4 REGISTRATION STATEMENT
        UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NO. 333-_____, 811-09327

With reference to the Registration Statement on Form N-4 filed by Allstate Life Insurance Company (the "Company"), as depositor, and Allstate Financial Advisors Separate Account I, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts known as the Morgan Stanley Variable Annuity 3 AssetManager (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of December 16, 2002:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/S/ MICHAEL J. VELOTTA
------------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel